Exhibit 10.9.9

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (“Amendment No. 1”) is dated as of June 17, 2009 by and among RAYMOND JAMES FINANCIAL, INC., a Florida corporation (the “Borrower”), the Lenders named on the signature pages hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., individually and as administrative agent (the “Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of February 6, 2009 (the “Credit Agreement”); and

WHEREAS, the parties desire to effect certain amendments to the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I.	Defined Terms

Capitalized terms used but not defined herein are used with the meanings assigned to them in the Credit Agreement.

II.	Amendments to the Credit Agreement

2.1. (a) The definition of “FDIC-Guaranteed Term Notes” in Section 1.01 of the Credit Agreement is hereby amended by substituting the date "December 31, 2012" for the existing date “June 30, 2012.”

(b) The definitions “TARP” and “TARP Preferred Stock” in Section 1.01 of the Credit Agreement are hereby deleted, and the following references to “TARP Preferred Stock” are hereby deleted: the phrase “and (iii) any TARP Preferred Stock,” in the definition of “Net Cash Capital” and the phrase “(including TARP Preferred Stock)” in the definition of “Shareholders’ Equity.”  In addition, the word “and” is hereby inserted before clause (ii) of the definition of “Net Cash Capital” in Section 1.01 of the Credit Agreement.

2.2. The condition set forth in Subsection 4.02(a) of the Credit Agreement (required approval of Borrower's application to participate in the TARP Capital Purchase Program) is hereby deleted in its entirety and Subsections 4.02(b), (c) and (d) are hereby redesignated as 4.02(a), (b) and (c), respectively.

2.3. Section 6.02 of the Credit Agreement is hereby amended by modifying subsection (iv) of the second sentence thereof to read as follows:

“(iv) fund Subsidiary capital contributions, except for up to $10,000,000 of such capital contributions where no regulatory limitation on repayment is applicable.”

2.4. Subsection 6.11(a)(ii) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(A) FDIC-Guaranteed Term Notes and (B) other unsecured term Indebtedness of the Borrower with a minimum maturity of five years in an aggregate principal amount not exceeding $300,000,000 and containing no covenants or events of default that are more restrictive than those contained in this Agreement; provided, however, that the aggregate principal amount of such other term Indebtedness and FDIC-Guaranteed Term Notes shall not exceed $450,000,000 at any time outstanding.”

2.5. Clause (b) of Subsection 6.20.7 of the Credit Agreement is hereby amended to read as follows:

“(b) a ratio of (i) RJ Bank's allowance for loan losses to (ii) RJ Bank's total nonperforming loans of greater than 75% (seventy-five percent).”

2.6. Section 6.21 of the Credit Agreement is hereby amended in its entirety to read as follows:

“SECTION 6.21  Borrower and RJ Bank Well Capitalized.  (a) The Borrower, Raymond James Trust, N.A. and any other banking Subsidiary of the Borrower shall each at all times after the date hereof maintain a status of “well capitalized” or any higher required capital requirement standard as such term or standard is from time to time defined or imposed by the Board, OTS, OCC and any other regulatory body with supervisory authority over such entities.

(b) The Borrower shall cause RJ Bank at all times after the date hereof to maintain the greater of (i) a status of “well capitalized” as such term is from time to time defined by the OTS, OCC, Board  and any other regulatory body with supervisory authority over RJ Bank, or (ii) a minimum of (A) a total risk-based capital ratio of 10.00% from June 17, 2009 to September 30, 2009, 10.50% from September 30, 2009 to December 31, 2009, and 10.75% from December 31, 2009 to the Maturity Date (or such higher total risk-based capital ratio percentage as may be required during any such period by the OTS, OCC and any other regulatory body with supervisory authority over RJ Bank); and (B) a Tier I capital ratio of at least 7% (or such higher Tier I capital ratio percentage as may be required from time to time by the OTS, OCC and any other regulatory body with supervisory authority over RJ Bank); and (C) a Tier I leverage ratio of at least 6% (or such higher Tier 1 leverage ratio percentage as may be required from time to time by the OTS, OCC and any other regulatory body with supervisory authority over RJ Bank).

2.7. Section 6.22 of the Credit Agreement entitled “Restricted Payments” is hereby amended in its entirety as follows:

“The Borrower shall not declare or pay dividends on or purchase, redeem, retire, defease or otherwise acquire for value, any of its capital stock now or hereafter outstanding, or return any capital or make any distribution of assets to such capital stockholders in an amount that exceeds $60,000,000 (or $65,000,000 if the Borrower consummates a new common stock offering after June 17, 2009 that exceeds 10% of its then outstanding common shares) per Fiscal Year plus the amount of any common stock repurchases used to fund the Borrower’s incentive stock option, restricted stock and stock purchase plans.”

2.8.                      Subsection 9.02(b) of the Credit Agreement is hereby amended by inserting the word “or” before clause (v) and deleting the following clause (vi):  “, or (vi) waive or amend the condition set forth in Section 4.02(a) without the written consent of each Lender.”

III.	Borrower Representations

In order to induce the Lenders and the Agent to execute and deliver this Amendment No. 1, the Borrower represents and warrants to the Lenders that, both before and after giving effect to this Amendment No. 1, (a) there exists no Default or Event of Default on the date hereof; (b) each of the representations and warranties contained in Article V of the Credit Agreement is true and correct on the date hereof, except for the matters disclosed in Part II, Item 1. “Legal Proceedings” in the Borrower’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 31, 2009 (the “3/31/09 10-Q Report”) that relate to (i) the Borrower’s Turkish affiliate, (ii) Sirchie Acquisition Company, LLC and (iii) auction rate securities; (c) the execution and delivery by the Borrower of this Amendment No. 1 have been duly authorized by all requisite corporate proceedings; (d) this Amendment No. 1 and the other Loan Documents to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; (e) no authorization or approval of, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance of this Amendment No. 1 by the Borrower; and (f) other than publicly disclosed in the 3/31/09 10-Q Report, no material adverse change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole has occurred since September 30, 2008 and, as of March 31, 2009, RJ Bank was “well capitalized” within the meaning of Section 6.21 of the Credit Agreement.

IV.	Effectiveness

This Amendment No. 1 shall become effective as of the date first above written upon fulfillment of the following conditions (and when notice thereof shall have been given by the Agent to the Borrower and the Lenders):

(i) the Agent shall have received counterparts of this Amendment No. 1 duly executed by the Borrower and each Lender;

(ii) the Agent shall have received in payment from the Borrower for the ratable account of each Lender that delivers its executed signature pages hereto as directed by, and by such time as is requested by the Agent, an amendment fee of 0.05% of such Lender’s Commitment;

(iii) the Borrower shall have delivered to the Agent a certificate of Borrower’s Secretary and a certificate of Borrower’s Chief Financial Officer in form and substance satisfactory to the Agent and its counsel; and

(iv) all accrued fees and expenses of the Agent (including the accrued fees and expenses of counsel to the Agent invoiced on or prior to the date hereof) shall have been paid by the Borrower.

V.	Ratification

Except as specifically provided herein, (a) the Credit Agreement shall otherwise remain unaltered and in full force and effect, and the respective terms, conditions and covenants thereof are hereby ratified and confirmed in all respects as originally executed, and (b) this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents.  Upon the effectiveness of this Amendment No. 1, each reference in the Credit Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

VI.	Governing Law

THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

VII.	Execution in Counterparts

This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[signature pages follow]

CHI:2263033.7

IN WITNESS WHEREOF, the Borrower, the Lenders and the Agents have executed this Amendment No. 1 as of the date first above written.

RAYMOND JAMES FINANCIAL, INC.

By:              /s/ Jeffrey P. Julien

Title:                         SVP & CFO

Address for Notices:
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention:	Jeffrey P. Julien
Telephone:	(727) 567-5021
Facsimile:	(727) 573-8915

JPMORGAN CHASE BANK, N.A.,
Individually and as Administrative Agent

By:             /s/ Thomas I. Poz

Title:                       Vice President

Address for General Notices:
Financial Institutions-Broker-Dealer Group
277 Park Avenue
36th Floor
New York, NY 10172
Attention:	Thomas I. Poz
Telephone:	(212) 270-1236
Facsimile:	(212) 270-1511

Address for Funding Matters:
Loan and Agency Services
1111 Fannin, 10th Floor
Houston, TX 77002
Attention:	Carla Kinney
Telephone:	(713) 750-3560
Facsimile:	(713) 750-2223

CHI:2263033.7

REGIONS BANK,
Individually and as Co-Syndication Agent

By:              /s/ Heather L. Long

Title:                         Vice President

Address for Notices:
100 N. Tampa Street
Suite 3100
Tampa, Florida 33602-5145
Attention:	Heather L. Long
Telephone:	(813) 226-1256
Facsimile:	(813) 226-1260

CHI:2263033.7

FIFTH THIRD BANK, A Michigan Banking Corporation,
Individually and as Co-Syndication Agent

By:              /s/ John A. Marian

Title:                         Vice President

Address for Notices:
201 East Kennedy Boulevard
Suite 1800
Tampa, Florida 33602
Attention:	John A. Marian
Telephone:	(813) 306-2456
Facsimile:	(813) 306-2531

CHI:2263033.7

PNC BANK, NATIONAL ASSOCIATION,
Individually and as Co-Syndication Agent

By:              /s/ Kirk Seagers

Title:                         Vice President

Address for Notices:
1600 Market Street
22nd Floor
Philadelphia, PA 19103
Attention:	Kirk Seagers
Telephone:	(215) 585-6290
Facsimile:	(215) 585-6987

CHI:2263033.7

CITIBANK, N.A.

By:              /s/ William Mandaro

Title:                         Director

Address for Notices:
388 Greenwich Street
35th Floor
New York, New York 10013
Attention:	William Mandaro
Telephone:	(212) 816-0852
Facsimile:	(646) 688-6821

CHI:2263033.7

THE BANK OF NEW YORK MELLON

By:             /s/ Thomas Caruso

Title:                       First Vice President

Address for Notices:
One Wall Street
19th Floor
New York, New York 10286
Attention:	Thomas Caruso
Telephone:	(212) 635-6745
Facsimile:	(212) 635-1194